UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2025
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On January 10, 2025, Arvinas, Inc. (the “Company”), announced updated guidance for the planned first- and second-line Phase 3 combination clinical trials for vepdegestrant in patients with locally advanced or metastatic estrogen receptor (“ER”) positive (“ER+”)/human epidermal growth factor receptor 2 (“HER2”) negative (“HER2-”; “ER+/HER2-”) breast cancer, certain upcoming milestones anticipated in 2025 and provided a corporate update.
The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
The information in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
On January 10, 2025, the Company announced updated guidance for the planned first- and second-line Phase 3 combination clinical trials for vepdegestrant in patients with locally advanced or metastatic ER+/HER2- breast cancer, certain upcoming milestones anticipated in 2025 and provided a corporate update. Vepdegestrant is an investigational, orally bioavailable PROteolysis TArgeting Chimera ("PROTAC") ER degrader designed to harness the body’s natural protein disposal system to specifically target and degrade the ER and is being co-developed by the Company and Pfizer, Inc. (“Pfizer”).
The Company is on track to announce, along with Pfizer, topline data for the VERITAC-2 Phase 3 monotherapy clinical trial in patients with second-line-plus ER+/HER2- metastatic breast cancer (“mBC”) in the first quarter of 2025. In addition, as part of the Company’s global collaboration with Pfizer, in 2025, pending emerging data and regulatory feedback, the companies plan to initiate two new Phase 3 combination trials of vepdegestrant in patients with ER+/HER2- mBC:
◦a first-line Phase 3 combination clinical trial with Pfizer’s novel investigational CDK4 inhibitor, atirmociclib; and
◦a second-line Phase 3 combination clinical trial with a CDK4/6 inhibitor.
With the prioritization of the vepdegestrant plus atirmociclib combination for the first-line setting, the VERITAC-3 clinical trial evaluating vepdegestrant plus palbociclib in the first-line will not proceed beyond the study lead-in.
The Company also announced that it recently initiated a Phase 1 clinical trial with PROTAC leucine-rich repeat kinase 2 (“LRRK2”) protein degrader ARV-102 in patients with Parkinson’s disease and that, in 2025, the Company plans to:
•present single-ascending dose data from the ongoing Phase 1 clinical trial of ARV-102 in healthy volunteers in an oral session at the Alzheimer’s Disease/Parkinson’s Disease conference in Vienna, Austria, taking place from April 1-4, 2025;
•complete enrollment and present initial data from the ongoing Phase 1 clinical trial of ARV-102 in patients with Parkinson’s disease;
•present initial data from the ongoing Phase 1 clinical trial of ARV-393, the Company’s PROTAC targeting the B-cell lymphoma 6, in patients with B-cell lymphomas (NCT06393738); and
•file an Investigational New Drug (“IND”) application for the Company’s PROTAC Kirsten rat sarcoma (“KRAS”) G12D degrader.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the potential plans related to and timing of initiation of clinical trials and presentation of data from clinical trials of vepdegestrant, ARV-393 and ARV-102 as well as filing of an IND for the Company’s KRAS G12D degrader. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The word “plan,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of various risks and uncertainties, including the important factors discussed the important factors discussed in the “Risk Factors” sections contained in the Company’s quarterly and annual reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views with respect to future events, and the Company assumes no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 10, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: January 10, 2025	By:	/s/ Andrew Saik
Andrew Saik Chief Financial Officer